UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	000-24249	22-2919486
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	file number)	Identification Number)

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, NJ 07054

(Address of principal executive offices; zip code)

(855)-776-6419

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 13, 2017, Interpace Diagnostics Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”), on the recommendation of its Nominating Committee, elected Dr. Felice Schnoll-Sussman as a member of the Board and as a member of the Audit Committee of the Board effective immediately. Dr. Schnoll-Sussman is Associate Professor of Clinical Medicine at Weill Medical College of Cornell University and is Associate Attending Physician in Gastroenterology at New York Presbyterian Hospital.

As has been the policy with other non-employee directors, subject to approval at the Company’s 2017 Annual Meeting by the Company’s stockholders of a proposal increasing the number of shares of common stock issuable pursuant to the Company’s Amended and Restated 2004 Stock Award and Incentive Plan, Dr. Schnoll-Sussman will be granted 20,000 stock options which vest in equal amounts over a three-year period. Dr. Schnoll-Sussman will also receive an annual director’s fee of $30,000, payable quarterly in arrears.

In addition Dr. Schnoll-Sussman will be a party to the Company’s standard form of indemnification agreement which generally provides that the Company will indemnify Dr. Schnoll-Sussman to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with her service as a director. Such indemnification agreement also provides for rights to advancement of expenses and contribution. The obligations of the Company under such indemnification agreement will continue after Dr. Schnoll-Sussman has ceased to serve as a director of the Company. The foregoing description of such indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of the Company’s indemnification agreement for its directors and executive officers, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 8, 2016 and is incorporated herein by reference.

There is no understanding or arrangement between Dr. Schnoll-Sussman and any other person or persons with respect to her election as director and there are no family relationships between Dr. Schnoll-Sussman and any other director or executive officer or person nominated or chosen to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Dr. Schnoll-Sussman or any member of her immediate family had, or will have, a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated September 13, 2017 related to Dr. Schnoll-Sussman’s election to the Board. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1       Interpace Diagnostics Group, Inc. dated September 13, 2017 regarding appointment of new director (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.
Date: September 13, 2017	By:	/s/ Jack E. Stover
Jack E. Stover
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 13, 2017 (furnished pursuant to Item 7.01)